Exhibit 23.2


                                                           United Business Media





                             CONSENT OF JANE STABLES,
                              GROUP LEGAL DIRECTOR
                            UNITED BUSINESS MEDIA plc



       I hereby consent to the naming of me and the reference of my opinion in this Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.




                                               /s/ Jane Stables
                                               --------------------------------
                                               Jane Stables
                                               Group Legal Director
                                               United Business Media plc



                                               9 July 2001

                                               London, England